SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: November 22, 2010

XSUNX, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656
 (New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 22, 2010, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders (the “Shareholder Newsletter”) providing progress information to the Company’s efforts to develop and market a new hybrid manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

The Shareholder Newsletter provides information regarding the Company’s response to increased interest from potential licensees of the Company’s CIGSolar™ technology, outlines certain perceived benefits of CIGSolar™ technology that companies have outlined as having attracted their interest, and that the Company has entered into agreements with companies to deliver samples for evaluation, negotiate deposits, and facilitate continued business and licensing discussions for the use of CIGSolar™.  A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated November 22, 2010	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: November 22, 2010	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary